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                                                                    Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350 AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Finity Holdings, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I John
A. Courter, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         *1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         *2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                              /s/ John A. Courter
                                              ---------------------------------
                                              John A. Courter



* The foregoing certification relates to a registrant which has ceased operations and has assets as of December 31, 2002 consisting solely of cash in the amount of $4,248.00. Accordingly, the registrant has no disclosure controls and procedures or internal controls and procedures with respect to which conclusions about, or an evaluation of, effectiveness or significant changes thereof can be disclosed as required by Item 307 of Regulation S-B.